Exhibit 14(2)

Eidos PLC – Director Shareholding

1 May 2003

DEALINGS BY DIRECTORS

1)	NAME OF COMPANY

EIDOS PLC

2)	NAME OF DIRECTOR

MICHAEL McGARVEY

3)	Please state whether notification indicates that it is in respect of holding of the shareholder named in 2 above or in respect of a non-beneficial interest or in the case of an individual holder if it is a holding of that person's spouse or children under the age of 18 or in respect of an non-beneficial interest

4)	Name of the registered holder(s) and, if more than one holder, the number of shares held by each of them. (If notified)

5)	Please state whether notification relates to a person(s) connected with the Director named in 2 above and identify the connected person(s)

6)	Please state the nature of the transaction. For PEP transactions please indicate whether general/single co PEP and if discretionary/non discretionary

7)	Number of shares/amount of stock acquired

8)	(N/A %) of issued Class

9)	Number of shares/amount of stock disposed

10)	(N/A %) of issued Class

11)	Class of security

12)	Price per share

13)	Date of transaction

14)	Date company informed

15)	Total holding following this notification

16)	Total percentage holding of issued class following this notification

IF A DIRECTOR HAS BEEN GRANTED OPTIONS BY THE COMPANY PLEASE COMPLETE THE FOLLOWING BOXES

17)	Date of grant

01/05/03

18)	Period during which or date on which exercisable

01/05/06 – 31/10/06

19)	Total amount paid (if any) for grant of the option

20)	Description of shares or debentures involved: class, number.

8,750 ORDINARY SHARES

21)	Exercise price (if fixed at time of grant) or indication that price is to be fixed at time of exercise

22)	Total number of shares or debentures over which options held following this notification

1,405,018

23)	Any additional information

SAYE SCHEME GRANT

24)	Name of contact and telephone number for queries

MICHAEL ARNAOUTI 0208-636-3434

25)	Name and signature of authorised company official responsible for making this notification

Date of Notification 01/05/2003